CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in (1) Registration Statement No. 333-256044 on Form S-8 and (2) Registration Statement No. 333-254836 on Form S-1 of our report dated February 28, 2022, relating to the financial statements of Butterfly Network, Inc. and the effectiveness of Butterfly Network, Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/Deloitte & Touche

New York, New York

February 28, 2022